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                                  EXHIBIT 21.1

                      INFORMATION CONCERNING OUR SUBSIDIARY


Cedar Mountain Distributors, Inc. has one subsidiary, Taurus International, Inc., a Kansas corporation. This subsidiary does not do business under any other name.